UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: June 8, 2018
(Date of Earliest Event Reported)

HARMONIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) at 9:00 a.m. Pacific Time on Friday, June 8, 2018. The Annual Meeting was a virtual meeting held over the Internet at www.virtualshareholdermeeting.com/HLIT2018. As of April 16, 2018, the record date for the 2018 Annual Meeting, there were 85,202,008 shares of common stock issued and outstanding. A quorum of 78,748,872 shares of common stock was present or represented at the 2018 Annual Meeting. All matters submitted to a vote of the Company’s stockholders at the 2018 Annual Meeting were approved. Those matters were as follows:

1.	Stockholders elected seven (7) directors to serve until the earlier of the 2019 Annual Meeting of Stockholders or until their successors are elected and duly qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTE
Patrick Gallagher	59,560,388	596,337	18,592,147
Patrick Harshman	59,769,721	387,004	18,592,147
David Krall	59,827,963	328,762	18,592,147
E. Floyd Kvamme	53,370,161	6,786,564	18,592,147
Mitzi Reaugh	59,781,261	375,464	18,592,147
Susan G. Swenson	53,810,248	6,346,477	18,592,147
Nikos Theodosopoulos	59,783,540	373,185	18,592,147

2.	Stockholders approved, on an advisory basis, the compensation of the named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
59,034,615	1,044,783	77,327	18,592,147

3.	Stockholders approved an amendment to the Company’s 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,300,000 shares.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
59,662,567	467,034	27,124	18,592,147

4.	Stockholders approved an amendment to the Company’s 2002 Director Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 400,000 shares.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
57,913,198	2,206,863	36,664	18,592,147

5.	Stockholders ratified the appointment of Armanino LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.

FOR	AGAINST	ABSTAIN
77,876,388	479,918	392,566

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.

Date:	June 11, 2018

By:	/s/ Timothy C. Chu
Timothy C. Chu
General Counsel, SVP HR and Corporate Secretary

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